UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Amendment of Bylaws

On December 9, 2008, the Board of Directors of Prudential Financial, Inc., a New Jersey corporation (the “Company”), amended Article VIII, Section 9, of the Company’s By-Laws, dealing with the indemnification of directors and officers. Attached hereto as Exhibit 3.1 are the Amended and Restated By-Laws of the Company, reflecting this amendment.

Item 8.01 Other Events.

Clarification Regarding Committed Lines of Credit

The Company wishes to clarify the requirements associated with its ability to borrow under its committed lines of credit, totaling $5.0 billion as of September 30, 2008, referred to under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Lines of Credit and Other Credit Facilities” in its Quarterly Report on Form 10-Q filed on October 30, 2008, as amended by its Form 10-Q/A report filed on November 7, 2008, for the quarter ended September 30, 2008. Under the pertinent agreements, the ability to borrow under these facilities is conditioned on the continued satisfaction of customary conditions including, among other requirements, Prudential Financial, Inc.’s maintenance of consolidated net worth of at least $12.5 billion, calculated in accordance with generally accepted accounting principles (GAAP). The agreements specify that “net worth” for this purpose is based on the GAAP amount, excluding unrealized gains and losses on investments. On this basis, Prudential Financial, Inc. reported consolidated net worth of $22.5 billion at September 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated By-Laws of Prudential Financial, Inc. (Effective December 9, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Prudential Financial, Inc. (Effective December 9, 2008).